UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2007

SGX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51745 (Commission File Number)	06-1523147 (I.R.S. Employer Identification No.)

10505 Roselle Street, San Diego, California (Address of principal executive offices)		92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 558-4850
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)      On January 26, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of SGX Pharmaceuticals, Inc. (“SGX”), in connection with its annual review of compensation for SGX executive officers and other employees, approved 2006 performance bonus awards and 2007 base salary compensation for its executive officers. The 2006 performance bonus awards and 2007 base salary approved by the Committee for each of SGX’s named executive officers is set forth in the chart below.

	2006
	Performance	2007 Base
Name	Bonus Award	Salary
Michael Grey, President and Chief Executive Officer	$98,282	$378,566
Stephen K. Burley, Chief Scientific Officer and Senior Vice President, Research	$70,866	$350,957
W. Todd Myers, Chief Financial Officer	$40,500	$250,000
Annette North, Vice President, Legal Affairs and Corporate Secretary	$45,093	$260,539

          In recognition of the additional business development responsibilities recently assumed by Dr. Burley, the Committee also awarded Dr. Burley an additional cash bonus of $250,000, contingent and effective upon, and to be paid to Dr. Burley subject to his continued employment with SGX upon, the closing prior to December 31, 2007 of a corporate transaction with aggregate proceeds to SGX or SGX’s security holders of at least $50 million. For purposes of this cash bonus award, aggregate proceeds from a corporate transaction would include upfront payments, the cash amount paid to purchase any SGX equity securities, committed funding over the initial term (if a collaboration), and potential milestone payments or other contingent payments achievable within 12 months, as determined by SGX’s board of directors. If the aggregate proceeds include proceeds in the form of securities, the securities would be valued at the listed market value of the securities if the securities are listed on a securities exchange, or the value determined by SGX’s board of directors if the securities are not listed on a securities exchange.
          The Committee also confirmed the 2007 performance bonus award program for SGX’s executive officers and other employees. The bonus award program provides that SGX must meet at least 50% of its overall corporate goals for the year (as determined by SGX’s board of directors) in order for any bonus compensation to be paid and that officers and employees must be rated as an “Achieves” or higher in their annual performance review in order to be eligible for a bonus payout. The ratings and bonus opportunity as a percentage of base salary for the executive officers are listed in the table below.

	Requires			Consistently	Significantly
Ratings	Development	Achieves	Exceeds	Exceeds	Exceeds
VP (Executive Officer); Chief Financial Officer	No Bonus Payout	20%	25%	30%	35%
Chief Scientific Officer		25%	30%	35%	40%
Chief Executive Officer		30%	35%	45%	50%

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGX PHARMACEUTICALS, INC.
Dated: January 31, 2007	By:	/s/ W. Todd Myers
W. Todd Myers
Chief Financial Officer